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                                   EXHIBIT 23

               Independent Registered Public Accountant's Consent

We consent to the incorporation by reference in Registration Statement No. 333-120089 on Form S-8 of West Bancorporation, Inc. of our reports dated March 7, 2007, relating to our audits of the consolidated financial statements and internal control over financial reporting which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of West Bancorporation, Inc. for the year ended December 31, 2006.

                                            /s/ McGladrey & Pullen, LLP

Des Moines, Iowa
March 7, 2007